Draft
                                                                         1/26/95

                             DISTRIBUTION AGREEMENT

      AGREEMENT, dated as of January 1, 1995, by and among Equitable Distributors, Inc. ("Distributor"), The Equitable Life Assurance Society of the United States ("Equitable") and Equitable's Separate Account No. 45 ("Separate Account").

                              W I T N E S S E T H :

      WHEREAS, the Separate Account is a separate account established and maintained by Equitable pursuant to the laws of the State of New York, under which income, gains and losses, whether or not realized, from assets allocated to the Separate Account, are credited to or charged against the Separate Account without regard to other income, gains or losses of Equitable;

      WHEREAS, the Separate Account is registered as an investment company under the Investment Company Act of 1940 ("1940 Act"), and units of interest in the Separate Account are registered under the Securities Act of 1933 ("1933 Act");

      WHEREAS, Equitable offers market value adjustment ("MVA") interests under deferred annuity contracts;

      WHEREAS, the MVA interests are registered under the 1933 Act;

      WHEREAS, Equitable issues variable and fixed annuity contracts, including market value adjusted contracts, and may in the future issue additional forms of contracts (all of which are collectively referred to herein as the "Contracts"), whose net considerations may be allocated for investment in whole or in part to the Separate Account or to the purchase of MVA interests;

      WHEREAS, the Distributor, a wholly-owned subsidiary of Equitable, is a broker-dealer registered under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD");

      WHEREAS, the parties hereto desire to have the Distributor act as principal underwriter or distributor for the Separate Account to assume the responsibilities set forth in this Agreement with respect to the distribution of the Contracts, and the Distributor desires to assume such responsibilities;

      WHEREAS, the parties desire to have Equitable perform certain services in connection with the sale of the Contracts.

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                  Distribution Responsibility for the Contracts

      Section 1.1 The Distributor represents that it is a broker-dealer duly registered under the 1934 Act and is a member in good standing of the NASD and, to the extent necessary to perform the activities contemplated hereunder, is duly registered, or otherwise qualified, under the securities laws of every state or other jurisdiction in which the Contracts are available for sale, and the Distributor agrees to maintain such status.

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      Section  1.2  Equitable   authorizes  the  Distributor  to  act,  and  the
Distributor agrees to serve, as principal underwriter for the Separate Account, as distributor of the MVA interests under the Contracts and as distributor of the Contracts in each state or other jurisdiction where the Contracts may legally be sold. The Distributor shall at all times function as and be deemed to be an independent contractor and will be under no obligation to effectuate any particular number of sales of Contracts or to promote or make sales, except to the extent the Distributor deems advisable. The Distributor shall be fully responsible for carrying out all compliance and supervisory obligations in connection with the distribution of the Contracts, as required by the NASD Rules of Fair Practice ("NASD Rules") and by federal and any applicable state or foreign securities laws. The Distributor shall assume full responsibility for the oversight of securities activities of any person associated with the Distributor, as defined in Section 3(a)(18) of the 1934 Act, and engaged directly or indirectly in the distribution of the Contracts ("Associated Persons"), and shall have the authority to require that disciplinary action be taken with respect to the Associated Persons. The Distributor shall be fully
responsible   for   compensating   the   Associated   Persons  and  the  Selling
Broker-Dealers (as defined in Section 1.3) for their sales of the Contracts.

      Section 1.3 The Distributor is hereby authorized to enter into separate written agreements ("Sales Agreements"), on such terms and conditions as the Distributor may determine not to be inconsistent with this Agreement, with broker-dealers ("Selling Broker-Dealers") which agree to participate in the distribution of, and to use their best efforts to solicit applications for, the Contracts. The Sales Agreements shall provide that each Selling Broker-Dealer shall be required to assume full responsibility for continued compliance by itself and its associated persons (as defined in Section 3(a)(18) of the 1934
Act) with the NASD Rules and applicable federal and state securities and insurance laws. Each Selling Broker-Dealer and its registered representatives ("Registered Representatives") soliciting applications for the Contracts shall be duly and appropriately licensed, registered and otherwise qualified for the sale of the Contracts under the NASD Rules and federal and state securities and insurance laws applicable to the offer and sale of the Contracts. The Distributor shall have full responsibility for the supervision of all Selling Broker-Dealers and shall assume any legal responsibilities of Equitable for the acts or omissions of any Selling Broker-Dealer or its Registered Representatives.

      Section 1.4 The Distributor is authorized to recommend the appointment of the Selling Broker-Dealers and their eligible Registered Representatives and affiliates as agents of Equitable for the sale of Contracts. It shall be the responsibility of each Selling Broker-Dealer to apply for and maintain the proper insurance licenses for each of its agents selling the Contracts in all states or other jurisdictions in which the Contracts are offered for sale by such agent. Equitable will undertake to make such appointments as the Distributor shall request in the appropriate states or other jurisdictions, provided that Equitable reserves the right to refuse to appoint any proposed agent and to terminate its appointments. Equitable shall promptly notify the Distributor of each such termination. Equitable agrees to be responsible for all appointment fees required under pertinent state insurance laws to authorize agents properly for the sale of the Contracts, excluding, however, any licensing or other fees required to be paid at any time after the initial appointment of such agents.

      Section 1.5 The parties hereto recognize that any Associated Person or Registered Representative selling the Contracts as contemplated by this Agreement shall be acting as an insurance agent of Equitable and that the obligations and rights of the Distributor to supervise such persons shall be limited to the extent specifically described herein or required under applicable federal or state securities laws or NASD Rules. Such persons shall not be considered agents or employees of the Distributor. Further, it is intended by the parties hereto that such persons are and shall continue to be considered to have a common law independent contractor relationship with Equitable and not to be common law employees of Equitable, unless any contract between Equitable and any person selling the Contracts specifically provides otherwise.

      Section 1.6 The Distributor shall take reasonable steps to ensure that the Registered Representatives appointed as agents of Equitable for the sale of the Contracts shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for the applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a Registered Representative after reasonable inquiry of such applicant (and any other information known about the applicant) concerning the applicant's insurance and investment objectives and financial situation and needs, including the likelihood (depending upon the nature of the Contract) that the applicant will make sufficient payments or retain the Contract for a sufficient period of time to derive the benefits of the Contract.

      Section 1.7 The Distributor agrees that no person, including the Selling Broker-Dealers and their Registered Representatives, shall be permitted to use, develop or distribute any sales materials which have not been approved in advance by Equitable. The Distributor agrees that it will make timely filings, as required, with the NASD and any other securities regulators of any sales literature, advertising or other materials relating to the Separate Accounts or the MVA interests under the Contracts, and obtain such approvals as may be necessary. Equitable will be responsible for filing such items, as necessary, with any insurance regulatory authorities and obtaining any required approvals. The Distributor also agrees that no person, including the Selling Broker-Dealers and their Registered Representatives, shall be permitted, in connection with the offer and sale of the Contracts, to make any representations or communicate any information regarding Equitable, the Contracts, the Separate Account, the MVA interests under the Contracts or the funding media for the Contracts which are not contained in materials approved by Equitable, as provided in this Agreement, or included in the registration statements of the Separate Account and such MVA interests effective under the 1933 Act at the time of such representation or communication.

      Section 1.8 The Distributor shall be responsible for, with respect to agents appointed by Equitable as provided in Section 1.4, maintaining the records of agents licensed, registered and otherwise qualified to sell the Contracts, and for furnishing periodic reports to Equitable as to the sale of Contracts made pursuant to this Agreement.

      Section 1.9 Anything in this Agreement to the contrary notwithstanding, Equitable shall retain the ultimate right of control over, and the responsibility for, the issuance, servicing and marketing of the Contracts, including the right to review and approve all advertising concerning the Contracts, to suspend sales of the Contracts in any jurisdiction or jurisdictions, to appoint and discharge its agents authorized to sell the Contracts, and to refuse to sell a Contract to any applicant for any reason whatsoever.

                                   ARTICLE II
                 Recordkeeping Responsibility for the Contracts

      Section 2.1 The Distributor and Equitable shall each cause to be maintained and preserved such accounts, books and other documents as are required by the 1934 Act and 1940 Act and any other applicable laws and regulations. In particular, without limiting the foregoing, the Distributor shall cause all the books and records in connection with the offer and sale of the Contracts to be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act and as may otherwise be required under the NASD Rules and federal and applicable state securities laws, to the extent that such requirements are applicable to the Contracts.

      Section 2.2 The Distributor and Equitable shall each submit to all regulators and administrative bodies having jurisdiction over the sales of the Contracts, present or future, any information, reports or other material that any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations. In particular, without limiting the foregoing, Equitable agrees that any books and records which it maintains which are required to be maintained by the Distributor under Rule 17a-3 or 17a-4 of the 1934 Act shall be subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act.

      Section 2.3 The Distributor and Equitable each agree and understand that all documents, reports, records, books, files and other materials required under applicable NASD regulations and federal and state securities laws relative to the sale of Contracts shall be the property of the Distributor, with the exception of any books and records maintained by Equitable which relate to sales compensation and shall be the joint property of Equitable and the Distributor. If, however, such documents, reports, records, books, files and other materials which are the property of the Distributor are required by applicable regulation or law to be maintained also by Equitable, such material shall be the joint property of the Distributor and Equitable. All other documents, reports, records, books, files and other materials maintained relative to this Agreement shall be the property of Equitable. Upon the termination of this Agreement, all such material shall be returned to the applicable party.

      Section 2.4 The Distributor and Equitable from time to time during the term of this Agreement, shall allocate among themselves, subject to a right of further delegation, the administrative responsibility for maintaining and preserving the books, records and accounts kept in connection with the Contracts; provided, however, in the case of books, records and accounts kept pursuant to a requirement of applicable law or regulation, the ultimate responsibility for maintaining and preserving such books, records and accounts shall be that of the party which is required to maintain or preserve such books, records and accounts under the applicable law or regulation, and such books, records and accounts shall be maintained and preserved under the supervision of that party. The Distributor and Equitable shall cause each other to be furnished with such reports as each may reasonably request for the purpose of meeting its respective reporting and recordkeeping requirements under such regulations and laws and under the insurance laws of the State of New York and any other applicable states or jurisdictions.

                                   ARTICLE III
                    Procedures for Sale of Variable Contracts

      Section 3.1 Equitable represents and warrants that units of interest of the Separate Account and MVA interests offered under the Contracts are registered under the 1933 Act to the extent such registration is required, that the Separate Account is registered under the 1940 Act and that the Contracts are qualified to be sold under the insurance laws and any applicable securities laws of all states and other jurisdictions in which the Contracts are authorized for sale. Equitable further represents and warrants that it is a life insurance company duly organized under the laws of the State of New York and in good standing and authorized to conduct business under the laws of each state in which the Contracts are offered and sold.

      Section 3.2 The Distributor will require that the Agents authorized to sell the Contracts use only the effective prospectuses, statements of additional information ("SAIs") and other authorized materials in soliciting the sale of the Contracts. The Distributor is not authorized to give any information or to make any representations concerning Equitable, the Contracts, the Separate Account, the MVA interests under the Contracts or the funding media for the Contracts other than those contained in the current prospectus or SAI therefor filed with the Securities and Exchange Commission ("SEC") or in such materials as may be authorized by Equitable.

      Section 3.3 All applications for the Contracts shall be made on application forms supplied by Equitable or in a form otherwise satisfactory to Equitable, and any payments collected by the Distributor shall be remitted by the Distributor promptly in full, together with such application or enrollment forms and any other required documentation, directly to Equitable, at the address indicated on such application or to such other address as Equitable may, from time to time, designate in writing. The Distributor shall review any such applications or other documents received by it for completeness before transmitting them to Equitable. Checks, money orders or electronic transmissions of funds in payment on any Contract shall be drawn to the order of "The Equitable Life Assurance Society of the United States". All applications for Contracts shall be subject to acceptance or rejection by Equitable at its discretion.

      Section 3.4 All money payable in connection with the Contracts, whether as purchase payments or otherwise, and whether paid by, or on behalf of any applicant or contractowner, is the property of Equitable. If such money is not transmitted directly by a Selling Broker-Dealer to Equitable in accordance with the administrative procedures of Equitable and is received by the Distributor, it shall be transmitted promptly by the Distributor in accordance with the administrative procedures of Equitable without any deduction or offset for any reason,
including  by  example  but  not   limitation,   any  deduction  or  offset  for
compensation claimed by the Distributor or payable to the Selling Broker-Dealers. No cash payments shall be accepted by the Distributor in connection with the Contracts.

      Section 3.5 The costs of printing the prospectuses, SAIs and sales material used in connection with the solicitation of applications for the Contracts shall be borne by Equitable or by the Distributor, or shall be paid in part by each of them, as Equitable and the Distributor shall from time to time mutually agree. Equitable shall provide to the Distributor copies of such prospectuses, SAIs and sales material in such number as the Distributor shall reasonably request. Equitable shall make available to the Distributor copies of all financial statements and other documents that the Distributor shall reasonably request for use in connection with the distribution of the Contracts.

      Section 3.6 Unless otherwise agreed in writing by Equitable, neither the Distributor nor any agent of Equitable nor any Selling Broker-Dealer shall have an interest in any surrender charges, deductions or other fees payable to Equitable.

                                   ARTICLE IV
                  Services and Personnel Provided by Equitable

      Section 4.1 Equitable agrees to furnish compliance and related support services, including personnel, to assist the Distributor in the performance of the services which the Distributor is required to provide hereunder. In furnishing such services, all personnel of Equitable shall be subject at all times to the supervision and control of the Distributor.

                                    ARTICLE V
                            Compensation and Expenses

      Section 5.1 The Distributor shall be compensated by Equitable for its services under this Agreement in accordance with the terms of Exhibit A hereto, as it may be amended from time to time as provided in Section 8.4. In addition, Equitable will reimburse the Distributor for the actual expenses incurred by it to provide the compliance and related support services which the Distributor is required to furnish under this Agreement.

      Section 5.2 The Distributor shall pay the costs and expenses, direct and indirect, incurred by Equitable in furnishing services and personnel, pursuant to Article IV. In determining the basis for the apportionment of expenses, specific identification or estimates based on time, company assets, square footage or any other mutually agreeable method providing for a fair and reasonable allocation of cost may be used, provided such method is in conformity with the requirements of Section 1712 of the New York Insurance Law and New York Insurance Department Regulation No. 33. The charge to the Distributor for such apportioned expenses shall be at cost as described in this Section 5.2.

      Section 5.3 Within 45 days after the end of each calendar quarter, and more often if desired, Equitable shall submit to the Distributor a statement of apportioned expenses showing the basis for such appointment, and settlement shall be made within 15 days thereafter. The statement of apportioned expenses shall set forth in reasonable detail the nature of the expenses being apportioned and other relevant information to support the charge.

                                   ARTICLE VI
               Regulatory Proceedings, Complaints, Indemnification

      Section 6.1 The Distributor and Equitable agree to cooperate fully in insurance regulatory investigations or proceedings or judicial proceedings arising in connection with the offering, sale or distribution of the Contracts.

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

The Distributor and Equitable further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to Equitable, the Distributor, their respective affiliates and agents or representatives, to the extent that such investigation or proceeding is in connection with the Contracts.

      Section  6.2  Without   limiting  the   generality  of  Section  6.1,  the
Distributor and Equitable agree that:

            (A) The Distributor will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Equitable with respect to the Distributor or any agent or representative or which may affect Equitable's issuance of the Contracts.

            (B) The Distributor will promptly notify Equitable of any customer complaint or notice of any regulatory investigation or proceeding received by the Distributor or its affiliates with respect to the Distributor or any agent or representative in connection with any Contract.

            (C) In the case of a substantive customer complaint, the Distributor and Equitable will cooperate in investigating such complaint and any response to such complaint which either of them has prepared will be sent to the other for approval not less than five business days prior to its transmittal to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile transmission.

      Section 6.3 Equitable agrees to indemnify and hold harmless the Distributor and its officers and directors against any losses, claims, damages or liabilities, joint or several, to which the Distributor or its affiliates or such officer or director may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained in

            (A) any registration statement relating to the Separate Account or the MVA interests offered under the Contracts, or any amendment thereof, or

            (B) any document executed by Equitable specifically for the purpose of qualifying the Contracts for sale under the securities laws of any jurisdiction.

Equitable will reimburse the Distributor and each such officer or director for any legal or other expenses reasonably incurred by the Distributor or such officer or director in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Equitable will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to Equitable by or on behalf of the Distributor specifically for use in the preparation of any such registration statement or any amendment thereof or any such qualification document or any amendment thereof.

      Section 6.4 The Distributor agrees to indemnify and hold harmless Equitable, its directors, each of its officers who has signed the registration statements relating to the Separate Account and the MVA interests, each person, if any, who controls Equitable within the meaning of the 1933 Act or the 1934 Act, and the Separate Account against any losses, claims, damages or liabilities to which Equitable and any such director or officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (A) Any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in (i) any registration statement relating to the Separate Account or the MVA interests offered under the Contracts or any amendment thereof, or (ii) any qualification document relating to the Separate Account or the MVA interests offered under the Contracts or any amendment thereof, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information (including without limitation, negative responses to inquiries) furnished to Equitable by the Distributor specifically for use in the preparation of any registration statement relating to the Separate Account or such MVA interests or any amendment thereof or any such qualification document relating to the Separate Account or such MVA interests or any amendment thereof; or

            (B) Any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by the Distributor or otherwise attributable to a failure by the Distributor to discharge properly its responsibilities under this Agreement; or

            (C) Claims by agents or representatives or employees of the Distributor for commissions, service fees, expense allowances or other compensation or remuneration of any type.

      The Distributor will reimburse Equitable and any director or officer or controlling person for any legal or other expenses reasonably incurred by Equitable, such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Distributor may otherwise have.

      Section 6.5 Promptly after receipt by a party entitled to indemnification ("Indemnified Party") under this Article VI of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Article VI ("Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof, but the omission so to notify the Indemnifying Party will not relieve it from any liability under this Article VI, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may wish to assume the defense thereof, with separate counsel satisfactory to the Indemnified Party. Such participation shall not relieve such Indemnifying Party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the Indemnifying Party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such Indemnifying Party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such Indemnifying Party.

      Section 6.6 The indemnity agreements contained in this Article VI shall remain operative and in full force and effect, regardless of:

            (A) any investigation made by or on behalf of the Distributor or any officer or director thereof or by or on behalf of Equitable or any officer or director thereof;

            (B) delivery of any Contracts and payments therefor; and

            (C) any termination of this Agreement.

      A successor by law of the Distributor or of any other party to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Article VI.

                                   ARTICLE VII
                                Term of Agreement

      Section 7.1 This Agreement shall become effective as of the date first above written and shall continue in full force and effect from year to year thereafter, until terminated as herein provided.

      Section 7.2 This Agreement may be terminated by any party hereto on not less than 60 days' prior written notice to the other parties or by an agreement in writing signed by all of the parties hereto. Unless otherwise agreed by the parties hereto, this Agreement shall automatically be terminated in the event of its assignment.

      Section 7.3 Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except the obligations to settle accounts hereunder, including the settlement of monies due in connection with Contracts in effect at the time of termination or issued pursuant to applications received by Equitable prior to termination, and the agreements contained in Article VI.

                                  ARTICLE VIII
                                  Miscellaneous

      Section 8.1 None of the parties hereto shall be liable to the other for any action taken or omitted by it, or any of its officers, agents or employees, in performing their respective responsibilities under this Agreement in good faith and without negligence, willful misfeasance or reckless disregard of such responsibilities.

      Section 8.2 The Distributor will execute such papers and do such acts and things as shall from time to time be reasonably requested by Equitable for the purpose of (a) maintaining the registration of the interests under the Contracts under the 1933 Act and the Separate Account under the 1940 Act, and (b) qualifying and maintaining qualification of the Contracts for sale under the applicable laws of any state.

      Section 8.3 All notices under this Agreement shall be given in writing and addressed as follows:

if to the Distributor, to:

      Equitable Distributors, Inc.
      787 Seventh Avenue
      New York, New York 10019
      Attention:        President

if to Equitable or the Separate Account, to:

      The Equitable Life Assurance Society
      of the United States and
      Separate Account No. 45
      787 Seventh Avenue
      New York, New York 10019
      Attention:        President
                        Equitable Special Products Group

or to such other address as such party may hereafter specify in writing. Each such notice shall be either hand delivered or transmitted by certified United States mail, return receipt requested, and shall be effective upon delivery.

      Section 8.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      Section 8.5 This Agreement constitutes the entire agreement between the parties hereto and may not be modified except in a written instrument executed by all parties hereto.

      Section 8.6 This Agreement shall be subject to the provisions of the 1934 Act and, to the extent applicable, the 1940 Act and the rules, regulations and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

      Section 8.7 This Agreement shall be interpreted in accordance with the laws of the State of New York.

      Section 8.8 This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officials thereunto duly authorized, as of the day and year first above written.

                                         EQUITABLE DISTRIBUTORS, INC.

                                         By:____________________________________

                                         THE EQUITABLE LIFE ASSURANCE
                                         SOCIETY OF THE UNITED STATES


                                         By:____________________________________

                                         SEPARATE ACCOUNT NO. 45

                                         By:      THE EQUITABLE LIFE ASSURANCE
                                                  SOCIETY OF THE UNITED STATES
                                                  as depositor


                                         By:____________________________________



IS5_1.DOC/24341
IUS_1.DOC/24436

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